Exhibit 10.16

                                    EXHIBIT C

                                 EMPLOYMENT AND
                            NON-COMPETITION AGREEMENT

                                 BY AND BETWEEN

                               STEPHEN J. STEARMAN

                                       AND

                          MIDNIGHT HOLDINGS GROUP, INC

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                                    EXHIBIT C

                             INDEX TO DEFINED TERMS

TERM                                                          SECTION REFERENCED

"Agreement" .............................................           Introduction

"Base Salary" ...........................................            Section 2.1

"Board" .................................................            Section 1.4

"Business" ..............................................            Section 3.2

"Company" ...............................................           Introduction

"Confidential Information" ..............................              Section 4

"Effective Date" ........................................           Introduction

"Employment Period" .....................................            Section 1.3

"Employee" ..............................................           Introduction

"Good Cause" ............................................            Section 1.4

"Good Reason" ...........................................            Section 1.5

"Initial Period" ........................................            Section 1.3

"Permitted Investments" .................................            Section 3.2

"Purchase Agreement" ....................................   Preliminary Recitals

"Restricted Period" .....................................            Section 3.2

"Restrictive Covenants" .................................              Section 7

Termination Without Cause Pursuant to a Merger ..........            Section 2.4

"Territory" .............................................            Section 3.2

"Total Disability" ......................................            Section 1.4

                                       i

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                                    EXHIBIT C

                                   EMPLOYMENT

                          AND NON-COMPETITION AGREEMENT

      THIS EMPLOYMENT AND NON-COMPETITION AGREEMENT (the "Agreement"), is made and entered into on March 30, 2007 (the "Effective Date"), by and between MIDNIGHT HOLDINGS GROUP, INC., a Delaware corporation, and its subsidiaries and affiliates whether in existence or to be formed (collectively, the "Company"), and STEPHEN J. STEARMAN (the "Employee").

                              PRELIMINARY RECITALS:

A. WHEREAS, on the Effective Date, All Night Auto of Oklahoma, Inc., a Michigan corporation wholly owned by the Midnight Holdings Group, Inc., and Elite Automotive Group, LLC, an Oklahoma limited liability company of which the Employee is the majority owner, entered into an Asset Purchase Agreement (the "Purchase Agreement"), and

B. WHEREAS, in conjunction with the transaction evidenced by the Purchase Agreement the Company wishes to employ the Employee as its Director of Southwest and West Coast Operations and the Employee wishes to become employed with the Company in that capacity.

      NOW, THEREFORE, in consideration of the premises and mutual covenants of the parties hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. EMPLOYMENT.

            1.1 ENGAGEMENT OF EMPLOYEE. The Company agrees to employ the Employee and the Employee agrees to accept employment as the Director of Southwest and West Coast Operations of the Company, all in accordance with the terms and conditions of this Agreement.

            1.2 DUTIES AND POWERS. During the Employment Period, the Employee will serve as the Company's Director of Southwest and West Coast Operations, reporting directly to the Director of Sales and Marketing and will have such responsibilities, duties and authorities, and will render the services set forth on Exhibit A to this Agreement and such other services of an executive and administrative character (consistent with the duties set forth on Exhibit A) as the Company's Director of Sales and Marketing shall from time to time direct.

            The Employee shall devote his best efforts, energies and abilities and his full business time, skill and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company. The Employee acknowledges that his duties and responsibilities will require his full-time business efforts and agrees that during the Employment Period he will not engage in any other business activity or have any business pursuits or interests which materially interfere or conflict with the performance of the Employee's duties hereunder, provided, that nothing in this Section 1.2 shall be deemed to prohibit the Employee from making Permitted Investments. The Employee's principal business office will be located in the Oklahoma City metropolitan area. Unless otherwise agreed by the Employee, the Employee will not be required to spend more than fifty percent (50%) of his time outside the State of Oklahoma.

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                                   EXHIBIT C

            1.3 EMPLOYMENT PERIOD. The Employee's employment under this Agreement shall begin on the Effective Date and shall continue through and until the second anniversary of the Effective Date (the "Initial Period") unless extended as provided in this Section 1.3. This Agreement shall be automatically extended for additional consecutive one (1) year periods ("Renewal Periods") unless either party delivers to the other party written notice of such party's election not to renew this Agreement at least ninety (90) days prior to the expiration of the Initial Period or any Renewal Periods. The Initial Period and the Renewal Periods are hereinafter referred to collectively as the "Employment Period." Notwithstanding anything to the contrary contained herein, the Employment Period is subject to termination pursuant to Section 1.4 and Section
1.5 below.

            1.4 TERMINATION BY THE COMPANY. The Company has the right to terminate Employee's employment under this Agreement, by notice to Employee in writing, (i) at any time for Good Cause (as hereinafter defined), (ii) at any time after the Initial Period without Good Cause for any or no reason, (iii) at any time due to the death or Total Disability (as hereinafter defined) of the Employee, and/or (iv) at any time Without Cause Pursuant To A Merger. Any such termination shall be effective upon the date of service of such notice pursuant to Section 13. As used herein, "Good Cause" means the occurrence of any of the following events:

                  (a) conviction of a felony;

                  (b) willful and serious misconduct;

                  (c) the unapproved or inappropriate disclosure of any confidential company information to persons either internal or external of the Company;

                  (d) failure to satisfactorily perform the duties of the Employee's position as measured and established by the Company's Director of Sales and Marketing (consistent with Exhibit A), which failure is not cured within fifteen (15) Business Days of written notice from the Company to the Employee; or

                  (e) a breach by the Employee of this Agreement or by the Employee or his affiliates of the Purchase Agreement or any other agreement referenced in, or related to, this Agreement or the Purchase Agreement, which breach is not cured within fifteen (15) Business Days after written notice is given by the Company or a successor in interest.

            The Employee shall be deemed to have a "Total Disability" for purposes of this Agreement if he is unable to perform, by reason of physical or mental incapacity, his duties or obligations under this Agreement, for a total period of ninety (90) consecutive days or one hundred twenty (120) cumulative days in any three hundred sixty (360) day period and such incapacity is continuing on the date of notice of termination. The Company's Board of Directors (the "Board") shall determine, according to the facts then available and based upon the opinion provided to the Board by the Employee's personal physician, whether and when the Total Disability of the Employee has occurred. Such determination shall not be arbitrary or unreasonable.

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                                    EXHIBIT C

            1.5 TERMINATION BY EMPLOYEE. The Employee has the right to terminate his employment under this Agreement upon ninety (90) days prior written notice to the Company. Although the Employee may terminate his employment for any reason, including any salary reduction (whether or not shared by other similar Company employees), or any requirement by the Company that the Employee spend any more than fifty percent (50%) of his time outside the State of Oklahoma), the Employee shall be deemed to have terminated his employment for "Good Reason" ONLY if the Company engages in any of the following actions (which action continues for more than fifteen (15) Business Days after written notice is given by the Employee to the Company that the Employee considers the action to constitute Good Reason to terminate employment under this Employment Agreement). The following actions by the Company (and ONLY the following actions) shall be deemed to constitute Good Reason:

                  (a) materially reduces or decreases the Employee's salary from the level and effect on the date hereof without equally adjusting other employee salaries (for example, a salary decrease adjustment for all employees at an equal level to the Employee in the Company of any equal percentage of their base salary will not be a Good Reason);

                  (b) fails to include the Employee in any incentive compensation plans, bonus plans or other plans and benefits provided by the Company to other employees of equal level in the Company;

                  (c) materially reduces, decreases or diminishes the nature, status or duties and responsibilities of the Employee's position with the Company in effect on the date hereof and such reduction, decrease or diminution is not reasonably related to or the result of an adverse change in the Employee's performance of assigned duties and responsibilities; and

                  (d) a breach by the Company or a successor in interest of the Company of this Agreement, the Purchase Agreement, or any other agreement referenced in, or related to, this Agreement or the Purchase Agreement, which breach is not cured within fifteen (15) Business Days after written notice is given by the Employee.

      2. COMPENSATION AND BENEFITS.

            2.1 BASE COMPENSATION. During the Employment Period, the Company will pay the Employee an annual salary of ONE HUNDRED TEN THOUSAND DOLLARS ($110,000)(the "Base Salary"), payable in equal installments and in accordance with the Company's regular payroll policy for salaried employees, but in no event shall these installments be paid to employee less frequently than monthly (as of the date hereof, the Company pays payroll twice a month on the 15th day and the last day of each month).. The Employee's Base Salary shall be subject to review annually by the Company's Board of Directors and may be increased (but not decreased). In any event the Employee's Base Salary will be increased for cost of living adjustments of two percent (2%) of the Employee's Base Salary during the second and each of the following years of employment.

            2.2 BONUS COMPENSATION. In addition to his Base Salary, during the Employment Period, Employee will be paid bonuses ("Bonus Compensation") when specific operational criteria are met. These include: retail and service center sales and operations meeting or exceeding expectations; corporate infrastructure and vendor/supplier programs meeting or

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                                    EXHIBIT C

exceeding expectations; employee and team member performance meeting and exceeding expectations. Bonuses will be paid, at the option of the Employee, in the form of U.S. Dollars or cashless warrants or both U.S. Dollars and cashless warrants. The strike price of any issued warrants shall be based upon the average closing price of the Company's stock during the 6-month period immediately prior to the award. In no case shall the strike price be below $0.08 per share. A copy of the form of the cashless warrant will be attached as Exhibit B to the Employment Agreement. During the Employment Period, the Employee's annual bonus structure shall be as follows:

                        (a). If all service centers and retail stores within the Employee's region meet or exceed operational expectations, the Executive will receive a cash award of $15,000 or cashless warrants that are equivalent to $15,000; and

                        (b). If all corporate infrastructure and vendor/supplier programs meet or exceed the prescribed expectations, the Employee will receive an additional cash award of $10,000 or cashless warrants that are equivalent to $10,000; and

                        (c). If all employee and team member programs for performance and measurement meet or exceed expectations, the Employee will receive an additional cash award of $5,000 or cashless warrants that are equivalent to $5,000.

For the fiscal year ending December 31, 2007, the expectations upon which the Executive's Bonus Compensation will be based are set forth on Exhibit C to this Agreement.

            2.3 STOCK GRANT. The Company hereby grants the Employee one million (1,000,000) shares of the Company's restricted common stock (the "Restricted Stock"). The Employee will become fully vested with respect to the Restricted Stock on the second anniversary of the Effective Date of this Employment Agreement, provided that the Employee continuously serves as an employee of the Company during that period. Notwithstanding the foregoing, if the Employee's employment is terminated by the Company for other than "Good Cause" or if the Employee terminates his employment with the Company for Good Reason, the Restricted Stock shall immediately vest. Possession and enjoyment of the Restricted Stock shall be otherwise subject to the Restricted Stock Award Agreement attached as Exhibit D to this Agreement and shall also be subject to a Registration Rights Agreement attached as set Exhibit E to this Agreement.

            2.4 COMPENSATION AFTER TERMINATION.

                  (a) If the Employment Period is terminated (i) by the Company for Good Cause, (ii) by the Employee upon proper notice, or (iii) upon expiration of the Employment Period, then the Company shall have no further obligations hereunder or otherwise with respect to the Employee's employment from and after the termination or expiration date (except payment of the Employee's Base Salary accrued through the date of termination or expiration and any other accrued and unpaid benefits, if any), and the Company shall continue to have all other rights available hereunder (including without limitation, all rights under Section 3 at law or in equity).

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                                   EXHIBIT C

                  (b) If the Employment Period is terminated by the Company without Good Cause, or by the Employee for Good Reason, the Employee shall be entitled to receive:

                        (i) the Employee's Base Salary for the remainder of the Employment Period (or if the termination occurs during any Renewal Period, then for a period of six (6) months after the effective date of the termination) to be paid in the same manner as if the Employee had remained employed with the Company;

                        (ii) an amount equal to the pro rata portion (based upon a 365 day year) of the Bonus Compensation which the Employee would have received, if any, to be paid in a lump sum to the Employee within thirty (30) days of the termination unless otherwise requested by the Employee;

                        (iii) the Employee's healthcare benefits for the
                              remainder of the Employment Period (or, if the termination occurs during any Renewal Period, then for a period of six (6) months after the effective date of the termination) to be maintained in the same manner as if the Employee had remained employed with the Company; and

                        (iv) the Restricted Stock, which shall be immediately vested.

                  (c) If the Employment Period is terminated by reason of the Employee's death or Total Disability, the Employee shall be entitled to receive the Employee's Base Salary accrued through the date of death or Total Disability and any other accrued and unpaid benefits.

                  (d) If the Employment Period is terminated by the Company by reason of a Termination Without Cause Pursuant to Merger (as hereinafter defined), the Employee shall be entitled to receive:

                        (i) the Employee's Base Salary for the remainder of the Employment Period (or if the termination occurs during any Renewal Period, then for a period of six (6) months after the effective date of the termination) to be paid in a lump sum to the Employee within thirty (30) days of termination unless otherwise requested by the Employee;

                        (ii) An amount equal to the pro rata portion (based upon a 365 day year) of the Bonus Compensation which the Employee would have received, if any, to be paid in a lump sum to the Employee within thirty (30) days of the termination unless otherwise requested by the Employee;

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                                   EXHIBIT C

                        (iii) the Employee's healthcare benefits for the
                              remainder of the Employment Period (or, if the termination occurs during any Renewal Period, then for a period of six (6) months after the effective date of the termination) to be maintained in the same manner as if the Employee had remained employed with the Company; and

                        (iv) The Restricted Stock, which shall be immediately vested.

            "Termination Without Cause Pursuant to Merger" means a termination of the Employee's employment with the Company as a result of a transaction or series of related transactions in which (i) immediately following the transaction more than eighty (80%) percent of the voting stock of the Company is transferred or issued to, or acquired by, persons or entities who are neither the current holders (nor any of their affiliates) of voting stock of the Company as of the Effective Date, (ii) there is a sale or other disposition of all or substantially all of the assets of the Company other than to an affiliate of the Company, or (ii) the separate existence of the Company ceases.

                  (e) Except as set forth in this Section 2.4, the Company shall have no other obligations hereunder or otherwise with respect to the Employee's employment from and after the termination or expiration date, and the Company shall continue to have all other rights available hereunder (including, without limitation, all rights under Section 3 at law or in equity).

            2.5 REIMBURSEMENT OF BUSINESS EXPENSES. The Company shall reimburse the Employee for all reasonable, ordinary and necessary travel, entertainment, meal, lodging and other expenses incurred by him on behalf of the Company during the term of his employment. The Employee shall provide the Director of Sales and Marketing with itemized accounts, receipts, and other documentation for expenses for which he seeks reimbursement, as reasonably required by the Company.

            2.6 TAXES, ETC. All compensation payable to the Employee hereunder is stated in gross amount and shall be subject to all applicable withholding taxes, other normal payroll deductions and any other amounts required by law to be withheld.

            2.7 VACATION. In addition to any posted national, religious or local holidays observed by the Company, during with the calendar year ending December 31, 2007 and during each calendar year thereafter during the Employment Period, the Employee shall be entitled to 18 Business Days of paid vacation per year to be scheduled after consultation with the Company's Director of Sales and Marketing and in view of the needs of the Company for the Employee's services at the requested time. Unused vacation time shall not be carried over to subsequent years.

            2.8 EMPLOYEE BENEFIT PLANS. The Employee will be entitled to enroll and participate in any and all pension, 401(k), retirement, life, health insurance and other employee benefit plans and arrangements the Company provides its employees including, but not limited to, medical, dental and vision insurance coverage for the Employee and his family and any life insurance, stock option and retirement plans and arrangements. The premiums, costs and

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                                   EXHIBIT C

expenses for any such benefit plans will be paid by the Company. Company acquired and paid health care insurance premiums for the Employee, his spouse and his immediate dependent family members under age 18 1/2 or those who qualify under state and federal laws as offered from time to time under the Company's regular benefit plan,

      3. COVENANT NOT TO COMPETE; CONFLICTS OF INTEREST; INVENTIONS.

            3.1 EMPLOYEE'S ACKNOWLEDGMENT. The Employee agrees and acknowledges that in order to assure the Company that it will retain its value and that of the Company's business as a going concern, it is necessary that Employee undertake not to use his special knowledge of the Company's business and his relationships with customers and suppliers to compete with the Company in the manner prohibited hereby. The Employee further acknowledges that:

                  (a) as of the Effective Date, the Company is engaged in the business of the sale of automotive aftermarket accessories and other automotive related items at retail, the distribution of parts and automotive service center support services, and the management and operation of automotive service centers;

                  (b) during the period of the Employee's employment under this Agreement, the Employee may become familiar with the Company's trade secrets and with other proprietary and confidential information concerning the Company and the Company's business;

                  (c) the agreements and covenants contained in this Section 3 are essential to protect the Company and the goodwill of the Company's business; and

                  (d) the Employee's employment with the Company has special, unique and extraordinary value to the Company and the Company would be irreparably damaged if the Employee were to provide services to any person or entity in violation of the provisions of this Agreement.

            3.2 NON-COMPETE. The Employee hereby agrees that for a period commencing on the Effective Date and ending one (1) year following the termination of his employment with the Company (the "Restricted Period"), he will not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist any person or entity (other than the Company) that engages in or owns, invests in, operates, manages or controls any venture or enterprise that directly or indirectly engages or proposes to engage the automotive repair business, or the sale of automotive aftermarket parts or accessories (the "Business") and which conducts (or proposes to conduct) business anywhere within a 10 mile radius around any retail store or automotive service center operated, franchised, or supplied by the Company or its affiliates (or potential retail store or automotive service center locations which the Company plans to open, build, operate, franchise or supply as of the date of the Employee's termination of employment if the Company has taken more than one affirmative act in effecting such plans) (the "Territory"); PROVIDED, HOWEVER, that nothing contained herein shall be construed to prevent the

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                                   EXHIBIT C

Employee from investing in the stock or other securities of any competing corporation or entity listed on a national securities exchange or traded in the over-the-counter market, but only if the Employee is not actively involved in the business of said corporation or entity and if the Employee and his associates (as such term is defined in Regulation 14(A) promulgated under the Securities Exchange Act of 1934, as in effect on the Effective Date ), collectively, do not own more than an aggregate of five (5%) percent of the stock of such corporation ("Permitted Investments").

            3.3 BLUE-PENCIL. If any court of competent jurisdiction shall at any time deem the Restricted Period too long, the scope or the Business too broad, or the Territory too extensive, the other provisions of this Section 3 shall nevertheless stand, the Restricted Period shall be deemed to be the longest period permissible by law under the circumstances, the scope of the Business shall be deemed to be the broadest scope permissible by law under the circumstances and the Territory shall be deemed to comprise the largest territory permissible by law under the circumstances. The court in each case shall reduce the Restricted Period, scope and/or Territory to permissible duration or size.

            3.4 CONFLICTS OF INTEREST. While employed by the Company, the Employee shall not, directly or indirectly, unless approved in writing by the Company which approval may be granted or withheld in its sole discretion:

                  (a) participate in any way in the benefits of transactions between the Company and its suppliers or customers or have personal financial transactions with any of the Company's suppliers or customers, including, without limitation, having a financial interest in the Company's suppliers or customers, or making loans to, or receiving loans from, the Company's suppliers or customers;

                  (b) realize the personal gain or advantage from a transaction in which the Company has an interest or use information obtained in connection with the Employee's employment with the Company for the Employee's personal advantage or gain; or

                  (c) accept any offer to serve as an officer, director, partner, consultant, agent or manager with, or to be employed in a technical or sales capacity by, a person or entity which does business with the Company.

            3.5 INVENTIONS.

                        (a) The Employee agrees that all inventions, discoveries, improvements and patentable or copyrightable works ("INVENTIONS") initiated, conceived or made by him, either alone or in conjunction with others, during the Employment Period shall be the sole property of the Company to the maximum extent permitted by applicable law and, to the extent permitted by law, shall be "works made for hire" as that term is defined in the United States Copyright Act (17 U.S.C.A., Section 101). The Company shall be the sole owner of all patents, copyrights, trade secret rights, and other intellectual property or other rights in connection therewith. The Employee hereby assigns to the Company all right, title and interest he may have or acquire in all such Inventions; provided, however, that the Company may in its sole discretion agree to

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                                   EXHIBIT C

      waive the Company's rights pursuant to this Section 3.5 with respect to any Invention that is not directly or indirectly related to the Company's business.

                        The Employee further agrees to assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce patents, copyrights or other rights on such Inventions in any and all countries, and to that end the Employee will execute all documents necessary:

                              (i) to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

                              (ii) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

                        (b) The Employee acknowledges that while performing the services under this Agreement the Employee may locate, identify and/or evaluate patented or patentable inventions having commercial potential in the fields of automotive repair or retail sales of automotive aftermarket products and other fields which may be of potential interest to the Company or one of its affiliates (the "THIRD PARTY INVENTIONS"). The Employee understands, acknowledges and agrees that all rights to, interests in or opportunities regarding, all Third-Party Inventions identified by the Company, any of its affiliates or either of the foregoing persons' officers, directors, employees (including the Employee), agents or consultants during the Employment Period shall be and remain the sole and exclusive property of the Company or such affiliate and the Employee shall have no rights whatsoever to such Third-Party Inventions and will not pursue for himself or for others any transaction relating to the Third-Party Inventions which is not on behalf of the Company unless the Company has expressly abandoned its interest in such Third Party Inventions in writing.

                  (c) The Employee agrees that he will promptly disclose to the Company, or any persons designated by the Company, all improvements, Inventions made or conceived or reduced to practice, either alone or jointly with others, during the Employment Period.

      4. CONFIDENTIAL INFORMATION. During the Restricted Period, the Employee shall keep secret and retain in strictest confidence, and shall not, without the prior written consent of the Company, furnish, make available or disclose to any third party or use for the benefit of himself or any third party, any Confidential Information, except as may be necessary to carry out his duties hereunder or as may legally be required. As used in this Section 4, "Confidential Information" shall mean any information relating to the business or affairs of the Company or the Business, including, but not limited to, information relating to financial statements, customer identities, potential customers, employees, suppliers, servicing methods, equipment, programs, strategies and information, analyses, profit margins or other proprietary information used by the Company in connection with the Business; provided, however, that Confidential Information shall not include any information which is in the public domain or becomes known in the

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                                   EXHIBIT C

industry through no wrongful act on the part of the Employee. The Employee acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to the Company.

      5. INTERFERENCE WITH RELATIONSHIPS. During the Restricted Period, the Employee shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity: (i) without the prior written consent of the Company, employ or engage, recruit or solicit for employment or engagement, any person who is (or was within six months of the date such employment, engagement or solicitation commences or occurs, as the case may be) employed or engaged by the Company, or otherwise seek to influence or alter any such person's relationship with the Company, or (ii) solicit or encourage any present or future customer or supplier of the Company to terminate or otherwise alter his, her or its relationship with the Company.

      6. EFFECT ON TERMINATION. If the Company or the Employee should terminate the Employee's employment pursuant to Section 1 above for any reason, then, notwithstanding such termination, those provisions contained in Section 2.3, 2.4, 3, 4, 5, 6,7, 8, 9, 10, 11, 12, 13, 14, 15 and 16 hereof shall remain in full force and effect for the duration of the Restricted Period.

      7. REMEDIES. The Employee acknowledges and agrees that the covenants set forth in Section 3, 4, and 5 of this Agreement (collectively, the "Restrictive Covenants") are reasonable and necessary for the protection of the Company's business interests, that irreparable injury will result to the Company if the Employee breaches any of the terms of the Restrictive Covenants, and that in the event of the Employee's actual or threatened breach of any of the Restrictive Covenants, the Company will have no adequate remedy at law. The Employee accordingly agrees that in the event of any actual or threatened breach by him of any of the Restrictive Covenants, the Company shall be entitled to seek immediate temporary injunctive and other equitable relief, without the necessity of showing actual monetary damages, subject to hearing as soon thereafter as possible. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove. In the event of a breach by the Company hereunder, the Employee shall be entitled to pursue all remedies available to him, whether at law or in equity (including specific performance), any and all of which may be cumulative and which are not exclusive.

      8. INCOME TAX TREATMENT. The Employee and the Company acknowledge that it is the intention of the Company to deduct all amounts paid under Section 2 hereof as ordinary and necessary business expenses for income tax purposes. The Employee agrees and represents that he will treat all amounts paid hereunder as ordinary income for income tax purposes, and should he report such amounts as other than ordinary income for income tax purposes, he will indemnify and hold the Company harmless from and against any and all taxes, penalties, interest, costs and expenses, including reasonable attorneys' and accounting fees and costs, which are incurred by Company directly or indirectly as a result thereof.

      9. ASSIGNMENT. Neither party to this Agreement may assign or delegate any of its rights or obligations hereunder without the prior written consent of the other party. Notwithstanding the foregoing, the Company may merge with another entity and such transaction shall not be deemed to be an "assignment" by the Company of its rights or obligations under this Agreement. All covenants and agreements contained in this Agreement by

Employment Agreement - Stephen J. Stearman                         page 10 of 19

                                   EXHIBIT C

or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Except as otherwise expressly provided herein, nothing herein is intended to confer upon any person other than the parties and their respective successors and permitted assigns, any rights or remedies whatsoever.

      10. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

      11. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

      12. DESCRIPTIVE HEADINGS: INTERPRETATION. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

      13. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered personally to the recipient, (ii) sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or (iii) transmitted by telecopy to the recipient with a confirmation copy to follow the next day to be delivered by overnight carrier. Such notices, demands and other communications shall be sent to the addresses indicated below:

                        (a)   If to Employee:

                              Stephen J. Stearman

                              12800 SW 58th Street

                              Mustang, OK  73179

                        (b)   If to the Company:

                              Midnight Holdings Group, Inc.

                              22600 Hall Road, Suite 205

                              Clinton Township, MI  48036

                              Attn:  Nicholas Cocco, Chairman, President and CEO

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Date of service of such notice shall be (w) the date such notice is personally delivered, (x) three days after the date of mailing if sent by certified or registered mail, (y) one day after the date of delivery to the overnight courier if sent by overnight courier or (z) the next business day after the date of transmittal by telecopy.

      14. PREAMBLE; PRELIMINARY RECITALS. The Preliminary Recitals set forth in the Preamble hereto are hereby incorporated and made part of this Agreement.

Employment Agreement - Stephen J. Stearman                         page 11 of 19

                                   EXHIBIT C

      15. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this Agreement sets forth the entire understanding of the parties, and supersedes and preempts all prior oral or written understandings and agreements, with respect to the subject matter hereof.

      16. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of Michigan, without giving effect to provisions thereof regarding conflict of laws.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                                      MIDNIGHT HOLDINGS GROUP, INC.

                                      By: ______________________________________
                                          Nicholas A. Cocco, Chairman, President
                                          and CEO

                                      __________________________________________
                                      STEPHEN J. STEARMAN

Employment Agreement - Stephen J. Stearman                         page 12 of 19

                                    EXHIBIT C

                                    EXHIBIT A

                         JOB DUTIES AND RESPONSIBILITIES

Director of Southwest and West Coast Operations

Job duties and responsibilities:

Reporting to the Director of Marketing and Sales for the Company, the Employee shall assist the Manager of Area Development/New Business Development Manager, or such other person as directed by the Company in determining acceptable locations for All Night Auto Service ("ANA") centers within the Southwest and West Coast Region (defined below) of the Company. Such duties may include:

      o Researching and identifying operational areas and assist with determining the best locations within the market areas targeted by the Company.

      o Assist Company team members in securing facilities, negotiating leases and coordinates leasehold improvements.

      o Assist in the oversight of any construction projects within the region as required.

      o Assist in new facility preparations for operations including proper equipment and installation, infrastructure (computers, telephones, security etc.), Set up needed accounts, such as parts, telephone, uniforms, cleaning supplies, bulk oil, machine shops, towing companies etc and obtaining required licensing and permits.

      o Assist in the recruitment, employment, training and on-going development All Night Auto team members.

      o Assist in the development and implementation of new location marketing and on-going marketing initiatives.

      o Responsible for all project and program management including service, sales and marketing activities within the region until such time as the region is developed and can financially support separate project management teams.

Southwest and West Coast Region is defined as the following 10-states:
California, Arizona, New Mexico, Nevada, Utah, Colorado, Oklahoma, Texas, Kansas and Missouri.

Employment Agreement - Stephen J. Stearman                         page 13 of 19

                                    EXHIBIT C

                                    EXHIBIT B

                            FORM OF CASHLESS WARRANT

Employment Agreement - Stephen J. Stearman                         page 14 of 19

                                    EXHIBIT C

                                    EXHIBIT C

             FISCAL YEAR ENDED DECEMBER 31, 2007 BONUS EXPECTATIONS

Employment Agreement - Stephen J. Stearman                         page 15 of 19

                                    EXHIBIT C

                                    EXHIBIT D

                        RESTRICTED STOCK AWARD AGREEMENT

Employment Agreement - Stephen J. Stearman                         page 16 of 19

                                    EXHIBIT C

                                    EXHIBIT E

                          REGISTRATION RIGHTS AGREEMENT

Employment Agreement - Stephen J. Stearman                         page 17 of 19